UNITED STATES
                 SECURITIES AND EXCHANCE COMMISSION
                       Washington, D.C. 20549

                             SCHEDULE 14A

       PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (Amendment No.)



Filed by the Registrant    (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-6(e)(2)
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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                      THORNBURG INVESTMENT TRUST

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              (Name of Registrant as Specified in Its Charter)

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         (Name of Person(s) Filing Proxy Statement, if other than the
          Registrant)

Payment of filing fee (Check the appropriate box):

(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fees paid:

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( )  Fee paid with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:




July 28, 2006

Dear __________,

As you are aware, Governor Jeb Bush has signed the "Florida Intangible Tax Repeal" which will take effect January 1, 2007. As a result of this historic legislation, Florida taxpayers will no longer be required to pay an intangible tax on securities owned on January 1st of any year.

In light of this, the Board of Trustees of the Thornburg Florida Intermediate Municipal Fund voted to merge the fund into the Thornburg Intermediate Municipal Fund (the "National Fund"), upon shareholder approval. We expect that proxy materials soliciting shareholder votes will be mailed during the week of August 1st, with the shareholder meeting and final vote scheduled for September 7th. Shareholders through July 10th will receive a proxy and must vote. Once the transaction is approved, and following the Governor signing the tax repeal, assets will be transferred into the National Fund without tax consequences to the shareholders for federal tax purposes.

Shareholders should benefit from this transaction in the following ways:

   . Greater diversification within the National Fund since the portfolio contains a greater number of issues from most states

  . Expected equivalent or lower overall expense ratio since the National Fund benefits from greater economies of scale due to its larger size

  . The investment advisor and the individuals who currently manage the Florida Fund will not change as a result of the reorganization

  . There will be no federal income tax consequences to shareholders as a result of the reorganization

Since market interest rates have risen over the past several years, there may be tax planning opportunities available to your clients. We encourage you to review each of your client's portfolios to determine whether they will benefit more from a federally tax free "merger" of the fund or whether a "taxable exchange" (generating a short or long term capital gain or loss) prior to the merger would be more beneficial.

We would appreciate any assistance you can provide in communicating the information in the proxy materials to your clients. Should you have any questions, please do not hesitate to contact us, our Florida Regional Sales Manager, Bill Phillips, or our Southeast Regional Sales Manager, John Williams. As always, we thank you for your support and look forward to working with you in the future.

Sincerely,

/s/ Ken Ziesenheim

Carefully consider the Fund's investment objectives, risks, sales charges, and expenses; these are found in the prospectus or at www.thornburg.com. Read it carefully before you invest or send money.

This material is for financial advisors and institutional clients only.

Not FDIC Insured, May Lose Value, No Bank Guarantee
Thornburg Securities Corp.,(R) Distributor